UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2010

Cambium Learning Group, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-34575	27-0587428
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Valley View Lane, Suite 400, Dallas, TX	75234-8923
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 932-9500

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
On May 25, 2010, Cambium Learning Group, Inc. (the “Company”) held its annual meeting of stockholders at which the stockholders voted upon (i) the re-election of David F. Cappellucci, Harold O. Levy and Thomas Kalinske as Class I directors to the Company’s Board of Directors for two-year terms, (ii) approval of the Cambium Learning Group, Inc. 2009 Equity Incentive Plan (the “2009 Incentive Plan”) and (iii) the ratification of Whitley Penn LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.
The stockholders elected directors, approved the 2009 Incentive Plan and approved the ratification of the appointment of Whitley Penn LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.
The Company had 43,858,676 shares of Common Stock outstanding as of May 25, 2010, the record date for the Annual Meeting. At the Annual Meeting, holders of a total of 41,207,879 shares of Common Stock were present in person or represented by proxy. The following sets forth information regarding the results of the voting at the Annual Meeting:
Proposal 1: The shareholders voted to elect the following individuals as Class I directors for a two-year term:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
David F. Cappellucci	34,851,241	2,385,311	—	3,971,327
Harold O. Levy	37,225,249	11,303	—	3,971,327
Thomas Kalinske	37,229,636	6,916	—	3,971,327
Proposal 2: A proposal to approve the 2009 Incentive Plan was adopted with the votes shown:

Votes For	Votes Against	Abstentions	Broker Non-Votes
34,199,157	2,957,169	84,567	3,966,986
Proposal 3: A proposal to approve Whitley Penn LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 was adopted with the votes shown:

Votes For	Votes Against	Abstentions	Broker Non-Votes
41,199,577	7,801	501	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 28, 2010

CAMBIUM LEARNING GROUP, INC.
By:	/s/ Todd W. Buchardt
Todd W. Buchardt
Senior Vice President, General Counsel and Secretary